EXHIBIT 10.1

SECOND AMENDMENT TO
VECTREN CORPORATION AT-RISK COMPENSATION PLAN
As Amended and Restated May 24, 2016
And Further Amended Effective May 1, 2018

Vectren Corporation, an Indiana corporation (the “Company”), having previously adopted the Vectren Corporation At-Risk Compensation Plan, as amended and restated May 24, 2016 (the “Plan”), and having the right to amend the Plan under Section 12.7 of the Plan, does hereby amend Article X of the Plan to amend Section 10.1(d) and Section 10.6, effective as of September 1, 2018:

“(d)
If the Change in Control occurs before the end of the Performance Period, the number of Shares of Restricted Stock (or any other Awards) contingently granted based on the Performance Criteria that shall vest as of such event shall be equal to the greater of the (i) the number determined in accordance with the Performance Criteria as if the Performance Period ended as of the last business day immediately preceding the date of such event and (ii) the target award, in each case as adjusted for dividends pursuant to the terms of the applicable Award Agreement. For the avoidance of doubt, the preceding sentence shall apply to Awards outstanding as of September 1, 2018 only to the extent that the affected Participant consents to this provision in accordance with Section 12.8.”

“10.6
Certain 2019 Awards. Notwithstanding the foregoing, if the CNP Transaction occurs, Section 10.1 shall not apply to any Stock Unit Awards granted under this Plan during the 2019 calendar year (the “2019 Stock Unit Awards”). Upon the CNP Transaction, the 2019 Stock Unit Awards shall be cancelled and converted into a vested right to receive cash in an amount equal to (A) $72.00 multiplied by (B) the target number of Stock Units granted pursuant to such Award that remain unvested as of such date, as adjusted for dividends as provided in the applicable Award Agreement, multiplied by (C) a fraction with a numerator equal to the number of days in the period beginning on the Grant Date of such Award and ending on the date of the CNP Transaction and a denominator equal to 1095, or in the case of 2019 Stock Unit Awards granted to Outside Directors, 365; provided, however, that the Participant remains in continuous service from the applicable Grant Date through the date of the CNP Transaction. Any portion of the 2019 Stock Units Awards that does not vest pursuant to the previous sentence shall be automatically cancelled and forfeited as of the CNP Transaction.”

EXHIBIT 10.1

IN WITNESS WHEREOF, the Company has executed this Amendment this 1st day of September, 2018.

VECTREN CORPORATION

/s/ R. Daniel Sadlier
By: R. Daniel Sadlier, Chair,
Vectren Corporation Compensation
and Benefits Committee